Exhibit 10.1

SALES DISTRIBUTION AGREEMENT

This marketing and retail sales distribution agreement (the "Agreement") is made by and between Benaco, Inc. ("Benaco") and/or assigns (the  "Assigns") to market and  distribute  the products  listed in Attachment A hereto  (the  "Products"),   and  Hascrone S.R.O ("Hascrone"), collectively the "Parties", on this 2 day of March, 2011.

Whereas, Hascrone is a supplier of high end Czech Bohemian Chandeliers, of which a non-exclusive list is provided in Attachment A, and Benaco, and its Assigns are in the business of marketing and distributing items to the General Public, the Parties agree as follows:

1.              A.    Hascrone agrees to supply the Products and fill Benaco's written orders for Products in a timely manner, and in any event will use its best efforts to fill placed orders within a period of three (3) days or less following receipt of any written order.

                B.   Benaco or Assigns shall pay for Products released by Hascrone to Benaco under this Agreement by wire transfer or credit card prior to product shipment.

                C.    The currency of this Agreement is American dollars (USD).

2. Product cost in this agreement will be determined according to Attachment A. Hascrone is entitled to make reasonable adjustment(s) to the price of the products; discounts can also be negotiated. Benaco will pay shipping, unless other arrangements have been made.

3. Term.  This agreement will run in perpetuity, unless terminated by either of the Parties.

4. Termination. Termination of this Agreement may be commenced upon thirty (30) days written Notice.  Termination  will be effective sixty days  (60) days  following  the date that  Notice  of  termination  is received  by the  non-terminating  Party.  Benaco or Assigns will be permitted to sell, market, and distributes all Products (that have been ordered from Hascrone, or are in the possession of Benaco or Assigns at termination).

5. Nature of the Relationship.  This Agreement is non-exclusive with respect to Hascrone's existing and future distribution channel.  However, Hascrone agrees not to sell, market or distribute the Products directly to the General Public, absent effective termination of this Agreement. The General Public includes  primarily  retail  consumers who purchase the Products  primarily  for  individual  family,  work,  or household purposes;  however,  this  restriction  shall  not  prohibit Hascrone  from distributing  the  Products to any third Party who may then attempt to sell,  market,  or distribute  to the Products to the General  Public.

6. There are no set minimum quota requirements for sales under this Agreement. Designer is obliged to assist in the completion of each sales order regardless of the quantity. Orders will be taken on a case by cases basis by Hascrone.

7. Hascrone warrants that Hascrone's Products are not subject to any claim, demand, or legal action by any third party.  Hascrone warrants and guarantees that to the best of its knowledge all claims made by Hascrone about the Products are true and correct.

8.  All notices and other communications required or permitted under this Agreement shall be validly given, made, or served if in writing and delivered personally or sent by registered mail, to the other party. Address where notice is to be sent: Benaco or Assigns: K Cervenemu Vrchu Street 845/2b, Apt. 223 Prague 6, Czech Republic 160 00; Hascrone: Rajmonova Street 1198, Apt. 13, Prague 8-Kobylisy, Czech Republic, 182 00. Each party may, by notice to the other as provided herein, designate a different address.

9. Disputes.  All disputes arising out of or under this Agreement, which cannot be settled by agreement of the parties shall be submitted to Arbitration Court at the Chamber of Commerce in Prague, Czech Republic. The prevailing party in any dispute shall be reimbursed all of its reasonable costs, including reasonable attorney's fees by the other party.

10. This Agreement and the rights and obligations of the parties herein, shall be construed in accordance with the laws of Czech Republic. The Parties hereby consent to the jurisdiction and venue of the courts of Czech Republic.

11. This Agreement may be signed by facsimile if required in as many counterparts as may be required.

Signatures:

Hascrone S.R.O                                                                                     Benaco Inc.

/S/ Andrius Skirbutis                                                                            /S/ Natalia Belykh

Andrius Skirbutis                                                                                Natalia Belykh

ATTACHMENT A

ITEM	PRICE
Bohemian chandelier gold plated (27"W x 34"H Italian Crystal)	$520
5 Lights Bohemian crystal chandeliers (25"W x 28"H 24% Full Lead Crystal)	$540
8 lights Bohemian crystal chandelier chrome finish (28"W x 34"H 24% MC Lead Crystal)	$560
5 Lights Bohemian crystal chandeliers (25"W x 28"H 30% Full Lead Crystal)	$640
8 lights Bohemian crystal chandelier chrome finish (28"W x 34"H 30% Full Lead Crystal)	$700
7 Lights Bohemian crystal chandelier (26"W x 28"H 24% Full Lead Crystal)	$700
8+4 Lights Bohemian crystal chandelier (28"W x 31"H 24% Full Lead Crystal)	$720
5 Lights Bohemian crystal chandeliers (25"W x 33"H 24% Full Lead Crystal)	$750
7 Lights Bohemian crystal chandelier (26"W x 28"H 30% Full Lead Crystal)	$800
5 Lights Bohemian crystal chandeliers (25"W x 33"H 30% Full Lead Crystal)	$840
18 Lights Bohemian crystal chandelier gold finish (29"W x 44"H 24% MC Lead Crystal)	$850
Glass arm crystal chandelier / Bohemian chandelier (24"W x 33"H Heirloom Handcut)	$960
6 lights crystal bohemian chandelier chrome finish (28"W x 34"H Wood Polished Crystal	$1,000
5 Lights Bohemian crystal chandeliers (25"W x 28"H Swarovski® Crystal)	$1,030
8+4 Lights Bohemian crystal chandelier (28"W x 31"H 24% Full Lead Crystal)	$1,050
8 Lights Bohemian crystal chandeliers (29"W x 35"H 24% Full Lead Crystal)	$1,070
8+4 Lights Bohemian crystal chandelier (28"W x 31"H 30% Full Lead Crystal)	$1,100
5 Lights Bohemian crystal chandeliers (25"W x 33.5"H Swarovski® Crystal)	$1,100
Bohemian chandelier with fabric shades (32"W x 56"H Hand-cut crystal)	$1,130
7 Lights Bohemian crystal chandelier (26"W x 28"H Swarovski® Crystal)	$1,170
8 Lights Bohemian crystal chandeliers (29"W x 35"H 30% Full Lead Crystal)	$1,200
8+4 Lights Bohemian crystal chandeliers (33"W x 40"H 30% Full Lead Crystal)	$1,230
8 Light crystal chandelier with Swarovski Spectra crystal and chrome finish (25"W x 25"H)	$1,250
8 lights Bohemian crystal chandelier chrome finish (28"W x 34"H Swarovski® Crystal)	$1,300
10+5 Lights Bohemian crystal chandelier (35"W x 31"H 24% Full Lead Crystal)	$1,320
8+4 Lights Bohemian crystal chandeliers (33"W x 40"H 30% Full Lead Crystal)	$1,350
Chrome bohemian crystal chandelier (30"W x 39"H 30% Full Lead Crystal)	$1,350
10+5 Lights Bohemian crystal chandelier (35"W x 31"H 30% Full Lead Crystal)	$1,400
Chrome bohemian crystal chandelier (32"W x 56"H 30% Full Lead Crystal)	$1,650
15 Light crystal chandelier (33"W x 52"H 24% Full Lead Crystal)	$1,800
4+8+12 Light Bohemian crystal chandelier (44"W x 63"H 24% Full Lead Crystal)	$2,200
12+8+4 Lights Bohemian crystal chandelier (45"W x 60"H 24% Full Lead Crystal)	$2,300
25 Light Crystal chandelier (43"W x 68"H 30% Full Lead Crystal)	$2,600
12+8+4 Lights Bohemian crystal chandelier (45"W x 63"H 30% Full Lead Crystal)	$2,700

Agreed to and accepted as of the 2 day of March, 2011 by:

Signatures:

Hascrone S.R.O                                                                                      Benaco Inc.

/S/ Andrius Skirbutis                                                                             /S/ Natalia Belykh

Andrius Skirbutis                                                                                 Natalia Belykh